Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces First-Quarter 2015 Results

6.2% year-over-year loan growth and 53% year-over-year earnings growth

DEFIANCE, Ohio, April 27, 2015 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the first quarter ended March 31, 2015.

First-quarter highlights include:

●	Net income of $1.5 million for the first quarter represented a 52.7 percent increase over the prior year first quarter

●	Loan growth up $29.9 million, or 6.2 percent, from the prior year

●	Fully tax equivalent (FTE) revenue up 23.2 percent from the prior year

●	Net interest margin (FTE) of 3.71 percent for the quarter was up 25 basis points from the prior year

●	Asset quality remained strong for the quarter, with the nonperforming asset ratio at 0.86 percent at March 31, 2015

●	Positive operating leverage for the Company, as expenses were up 9.3 percent from the prior year

Highlights*	Three Months Ended
(in $000’s except ratios and per share data)	Mar. 2015	Mar. 2014	% Change
Operating revenue (FTE)	$9,221	$7,482	23.2%
Interest income (FTE)	6,268	5,839	7.4
Interest expense	643	916	(29.8)
Net interest income (FTE)	5,625	4,923	14.3
Noninterest income	3,596	2,559	40.5
Noninterest expense	6,644	6,079	9.3
Net income	1,496	980	52.7
Earnings per diluted share	0.23	0.20	15.0
Net interest margin (FTE)	3.71%	3.46%	7.2
Return on assets	0.84%	0.61%	37.7
Return on equity	7.82%	6.88%	13.7

*Consolidated earnings for SB Financial include the results of the Company’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”), and the Company’s data services subsidiary, Rurbanc Data Services, Inc. (dba RDSI Banking Systems) (“RDSI”).

“We are pleased with our solid first-quarter results,” said Mark Klein, President and Chief Executive Officer of SB Financial. “We are especially pleased with our revenue growth for the quarter, which outpaced expense growth by 2.5 times.”

Klein continued, “Our mortgage volume of $75 million for the quarter exceeded our expectations, and our secondary market sales for the quarter were the highest since the second quarter of 2013. Our gains in Small Business Administration (SBA) loan sales this quarter resulted from our concentrated calling efforts over the past year. In addition to our robust financial results, we opened our 17th banking center on March 23, 2015, in Findlay, Ohio.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income on a fully tax equivalent (FTE) basis and noninterest income, was up 23.2 percent from the first quarter of 2014, and up 5.2 percent from the linked quarter.

●	Net interest income (FTE) was up 14.3 percent for the first quarter, and up 0.5 percent compared to the linked quarter.

●	Net interest margin (FTE) was up 25 basis points for the first quarter, but down 2 basis points from the linked quarter.

●	Net interest margin was impacted by the payoff of our fixed rate trust preferred securities late in the third quarter of 2014. For the first quarter, this early payoff increased margin by 18 basis points.

●	Noninterest income was up 40.5 percent for the first quarter, and up 13.7 percent from the linked quarter.

Mortgage Loan Business

Mortgage loan originations for the first quarter of 2015 were $75.0 million, up $41.4 million, or 123.1 percent, from the year-ago first quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.46 million for the first quarter of 2015, compared to $0.82 million for the year-ago quarter. The mortgage servicing valuation adjustment for the first-quarter 2015 was a negative $0.08 million. Our servicing valuation impairment ended the quarter at $0.49 million. The mortgage servicing portfolio at March 31, 2015, was $687.4 million, up $77.9 million, or 12.8 percent, from $609.4 million at March 31, 2014.

Mr. Klein noted, “Our mortgage origination and sales volumes for the quarter increased substantially from the prior year. We experienced a higher level of refinance volume this quarter, 25 percent of total volume, as the sustained low rates impacted customer behavior. Further, we are pleased by the immediate impact that our new Findlay team had in our success this quarter. The mortgage pipeline in all of our markets remains quite strong.”

Mortgage Banking ($000’s)
	Mar. 2015	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014
Mortgage originations	$74,955	$52,058	$67,502	$66,563	$33,602
Mortgage sales	64,360	43,542	60,982	49,091	27,961
Mortgage servicing portfolio	687,361	665,710	649,669	627,215	609,419
Mortgage servicing rights	5,860	5,704	5,720	5,375	5,228

Mortgage servicing revenue:
Loan servicing fees	420	410	400	387	380
OMSR amortization	(282)	(174)	(175)	(147)	(117)
Net administrative fees	138	236	225	240	263
OMSR valuation adjustment	(80)	(193)	62	(83)	(18)
Net loan servicing fees	58	43	287	156	245
Gain on sale of mortgages	1,400	1,003	1,442	1,211	572
Mortgage banking revenue, net	1,458	1,046	$1,729	$1,368	$817

2

Fee Income and Noninterest Expense

SB Financial’s fee income includes revenue from a diverse group of services, such as wealth management, deposit fees and income from bank-owned life insurance. Wealth management assets under management stood at $332.0 million as of March 31, 2015. For the first quarter of 2015, fee income as a percentage of total revenue was 39.4 percent, up from the prior year level of 34.7 percent.

For the first quarter of 2015, noninterest expense (NIE) was up $0.6 million, or 9.3 percent, compared to the first quarter of 2014. Compared to the linked quarter, NIE was up $0.3 million or 4.4 percent. The growth in expenses resulted from increased mortgage and SBA commissions and higher marketing costs related to customer and account acquisitions.

“Our fee income continues to be a competitive strength,” Mr. Klein stated. “Mortgage volume this quarter was enhanced by a number of SBA and Farm Service Agency (FSA) loan sale gains. We feel very confident about our SBA pipeline, as our lenders have been striving to find and deliver SBA qualified prospects. Wealth management put a number of structural changes in place over the past several months, and this line of business will be a key factor in our 2015 results.”

Fee Income / Noninterest Expense (000’s)
	Mar. 2015	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014
Fee Income	$3,596	$3,164	$3,809	$3,295	$2,559
Fee Income / Total Revenue	39.4%	36.5%	41.6%	38.6%	34.7%
Fee Income / Average Assets	2.0%	1.8%	2.3%	2.0%	1.6%

Noninterest Expense	$6,644	$6,364	$6,888	$6,627	$6,079
Efficiency Ratio	72.2%	72.8%	74.6%	76.0%	80.6%
NIE / Average Assets	3.7%	3.7%	4.1%	4.0%	3.8%

Balance Sheet

Total assets as of March 31, 2015, were $717.6 million, up 11.0 percent from a year ago. Total equity as of March 31, 2015, was $77.1 million, up 34.2 percent from a year ago. Equity balances included the net impact of our capital raise completed in the fourth quarter of 2014, which added $14.0 million to total equity through the public offering of depository shares, each representing a 1/100th interest in our 6.50 percent Noncumulative Convertible Preferred Shares, Series A.

Total loans held for investment were $511.8 million at March 31, 2015, up $29.9 million, or 6.2 percent, from March 31, 2014. Residential real estate loans accounted for the majority of growth, up $16.8 million, or 17.2 percent. Commercial real estate and agricultural loans rose $5.1 million, or 2.4 percent, and $5.2 million, or 13.4 percent, respectively.

The investment portfolio, including Federal Reserve Bank and Federal Home Loan Bank stock, of $97.8 million represented 13.6 percent of assets at March 31, 2015, and was up slightly from a year ago. Deposit balances of $578.3 million at March 31, 2015, increased by $27.4 million, or 5.0 percent since December 31, 2014. Growth from December 31, 2014, included $10.9 million in checking and $16.5 million in savings and time deposit balances.

3

Mr. Klein said, “We continued to see solid growth of loans and deposits in our markets with the improving economy. While we had some anticipated loan payoffs this quarter that held balances flat to the linked quarter, our pipeline is improving and we expect to show positive growth in the near term. Nonperforming assets were down from the prior year by 9.0 percent, and our 86 basis point level of nonperforming assets is certainly in the top quartile.”

Loan Portfolio ($000’s)	Mar. 2015	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Variance YOY
Commercial	$85,022	$88,329	$90,407	$92,424	$85,701	$(679)
% of Total	16.6%	17.1%	17.9%	18.3%	17.8%	(0.8%)
Commercial RE	217,610	217,030	212,964	215,824	212,502	5,108
% of Total	42.5%	42.0%	42.1%	42.6%	44.1%	2.4%
Agriculture	44,266	46,217	44,162	43,475	39,028	5,238
% of Total	8.7%	9.0%	8.7%	8.6%	8.1%	13.4%
Residential RE	114,702	113,214	107,712	105,054	97,857	16,845
% of Total	22.4%	21.9%	21.3%	20.8%	20.3%	17.2%
Consumer & Other	50,184	51,546	50,679	49,350	46,836	3,348
% of Total	9.8%	10.0%	10.0%	9.7%	9.7%	7.2%

Total Loans	$511,784	$516,336	$505,924	$506,127	$481,924	$29,860
Total Growth Percentage						6.2%

Deposit Bal. ($000’s)	Mar. 2015	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Variance YOY
Non-Int DDA	$96,638	$97,853	$90,261	$87,706	$84,265	$12,373
% of Total	16.7%	17.8%	16.9%	16.7%	15.8%	14.7%
Interest DDA	133,145	121,043	119,805	116,765	126,520	6,625
% of Total	23.0%	22.0%	22.4%	22.3%	23.8%	5.2%
Savings	75,445	64,107	61,770	63,199	64,306	11,139
% of Total	13.1%	11.6%	11.5%	12.1%	12.1%	17.3%
Money Market	106,325	104,602	96,506	80,288	85,731	20,594
% of Total	18.4%	19.0%	18.0%	15.3%	16.1%	24.0%
Certificates	166,730	163,301	166,919	176,109	171,897	(5,167)
% of Total	28.8%	29.6%	31.2%	33.6%	32.2%	(3.0%)

Total Deposits	$578,283	$550,906	$535,261	$524,067	$532,719	$45,564
Total Growth Percentage						8.6%

4

Asset Quality

SB Financial continues to maintain top-quartile asset quality, reporting nonperforming assets of $6.2 million as of March 31, 2015, down $0.6 million, or 9.3 percent, from the year-ago quarter. Already trending better than our peers’ key metrics, our 0.86 percent of nonperforming assets to total assets remains in the top quartile of our peer group. Our coverage of problem loans by the loan loss allowance was 114.3 percent at March 31, 2015, up from the 108.5 percent at March 31, 2014.

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Mar. 2015	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014
Commercial	$1,413	$1,566	$1,397	$1,485	$1,818
% of Total Commercial loans	1.66%	1.77%	1.55%	1.61%	2.12%
Commercial RE	1,932	2,092	616	699	753
% of Total CRE loans	0.89%	0.96%	0.29%	0.32%	0.35%
Residential RE	967	992	1,015	1,534	1,555
% of Total Res. RE loans	0.84%	0.88%	0.94%	1.46%	1.59%
Consumer & Other	138	138	174	288	280
% of Total Cons. & Other loans	0.27%	0.27%	0.34%	0.58%	0.60%
Total Nonaccruing Loans	4,450	4,787	3,202	4,006	4,406
% of Total Loans	0.87%	0.93%	0.63%	0.79%	0.91%
Accruing Restructured Loans	1,524	1,206	1,620	1,665	1,793
Total Nonaccruing & Restructured Loans	$5,974	$5,993	$4,822	$5,671	$6,199
% of Total Loans	1.17%	1.16%	0.95%	1.12%	1.29%
OREO & Repossessed Vehicles	207	285	540	516	615
Total Nonperforming Assets	$6,181	$6,278	$5,362	$6,187	$6,814
% of Total Assets	0.86%	0.92%	0.81%	0.93%	1.05%

Capitalization

Improving capital ratios remains an important focus of management. The tangible equity ratio improved by 20 basis points over the past year and stood at 6.6 percent as of March 31, 2015. All bank and holding company regulatory ratios remain in excess of "well-capitalized" levels. At March 31, 2015, SB Financial’s Total Risk-Based Capital was estimated to be $75.3 million, with a ratio level of 14.0 percent.

Webcast and Conference Call

The Company will hold a related conference call and webcast on April 28, 2015, at 3:00 p.m. EST. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at http://www.yoursbfinancial.com/investorrelations.html. An audio replay of the call will be available on the SB Financial website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI. State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 16 banking centers in eight northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as two loan production offices located in Columbus, Ohio, and one in Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s depository shares, each representing a 1/100th interest in our preferred shares, Series A are listed on the NASDAQ Capital Market under the symbol “SBFGP”.

5

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

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SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in Thousands)	2015	2014	2014	2014	2014

ASSETS
Cash and due from banks	$49,765	$28,197	$21,870	$13,778	$14,860

Securities available for sale, at fair value	94,056	85,240	81,148	85,586	93,305
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748
Total investment securities	97,804	88,988	84,896	89,334	97,053

Loans held for sale	8,667	5,168	6,736	8,290	7,165

Loans, net of unearned income	511,784	516,336	505,924	506,127	481,924
Allowance for loan losses	(6,830)	(6,771)	(6,713)	(6,568)	(6,726)
Net loans	504,954	509,565	499,211	499,559	475,198

Premises and equipment, net	15,407	13,604	13,256	13,281	13,414
Cash surrender value of life insurance	13,219	13,148	13,074	13,059	12,982
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	229	283	338	393	524
Foreclosed assets held for sale, net	207	285	540	516	615
Mortgage servicing rights	5,860	5,704	5,720	5,375	5,228
Accrued interest receivable	1,554	1,346	1,853	1,456	1,423
Other assets	3,536	1,587	709	1,106	1,487
Total assets	$717,555	$684,228	$664,556	$662,500	$646,302

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$96,638	$97,853	$90,261	$87,706	$84,265
Interest bearing demand	133,145	121,043	119,805	116,765	126,520
Savings	75,445	64,107	61,770	63,199	64,306
Money market	106,325	104,602	96,506	80,288	85,731
Time deposits	166,730	163,301	166,919	176,109	171,897
Total deposits	578,283	550,906	535,261	524,067	532,719

Notes payable	-	-	7,000	-	-
Advances from Federal Home Loan Bank	30,000	30,000	30,000	37,000	14,000
Repurchase agreements	14,648	12,740	17,902	17,246	16,905
Trust preferred securities	10,310	10,310	10,310	20,620	20,620
Accrued interest payable	334	264	355	655	425
Other liabilities	6,880	4,325	3,462	3,902	4,198
Total liabilities	640,455	608,545	604,290	603,490	588,867

Equity
Preferred stock	13,983	13,983	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,413	15,461	15,418	15,403	15,391
Retained earnings	35,429	34,379	33,075	31,757	30,708
Accumulated other comprehensive income	1,264	918	831	908	407
Treasury stock	(1,558)	(1,627)	(1,627)	(1,627)	(1,640)
Total equity	77,100	75,683	60,266	59,010	57,435

Total liabilities and equity	$717,555	$684,228	$664,556	$662,500	$646,302

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SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended
	March	December	September	June	March
	2015	2014	2014	2014	2014
Interest income
Loans
Taxable	$5,619	$5,707	$5,855	$5,654	$5,241
Nontaxable	6	6	9	13	16
Securities
Taxable	372	300	279	310	309
Nontaxable	177	177	178	179	175
Total interest income	6,174	6,190	6,321	6,156	5,741

Interest expense
Deposits	495	483	500	503	498
Repurchase Agreements & Other	5	53	23	4	11
Federal Home Loan Bank advances	92	95	94	71	74
Trust preferred securities	51	54	354	330	333
Total interest expense	643	685	971	908	916

Net interest income	5,531	5,505	5,350	5,248	4,825

Provision for loan losses	350	150	150	150	-

Net interest income after provision for loan losses	5,181	5,355	5,200	5,098	4,825

Noninterest income
Wealth Management Fees	659	679	670	649	632
Customer service fees	632	686	730	665	610
Gain on sale of mtg. loans & OMSR's	1,400	1,003	1,442	1,211	572
Mortgage loan servicing fees, net	58	43	287	156	245
Gain on sale of non-mortgage loans	254	143	71	84	23
Data service fees	317	324	337	322	306
Net gain on sales of securities	-	104	-	56	-
Gain/(loss) on sale/disposal of assets	(19)	(15)	(15)	(15)	(34)
Other income	295	197	287	167	205
Total non-interest income	3,596	3,164	3,809	3,295	2,559

Noninterest expense
Salaries and employee benefits	3,477	3,179	3,435	3,451	3,120
Net occupancy expense	503	521	508	485	573
Equipment expense	565	625	616	645	639
Data processing fees	263	230	238	249	211
Professional fees	440	465	435	465	338
Marketing expense	149	166	105	170	123
Telephone and communication	90	91	94	107	112
Postage and delivery expense	234	197	195	187	204
State, local and other taxes	129	94	89	95	92
Employee expense	153	111	122	140	115
Intangible amortization expense	54	55	55	131	131
OREO Impairment	-	-	-	-	-
Other expenses	587	630	996	502	421
Total non-interest expense	6,644	6,364	6,888	6,627	6,079

Income before income tax expense	2,133	2,155	2,121	1,767	1,306
Income tax expense	637	631	607	521	326

Net income	$1,496	$1,524	$1,513	$1,246	$980

Preferred Stock Dividends	225	-	-	-	-

Net income available to common	1,271	1,524	1,513	1,246	980

Common share data:
Basic earnings per common share	$0.26	$0.31	$0.31	$0.26	$0.20
Diluted earnings per common share	$0.23	$0.30	$0.31	$0.25	$0.20

Average shares outstanding ($ in thousands):
Basic:	4,879	4,875	4,875	4,874	4,871
Diluted:	6,379	5,044	4,900	4,893	4,894

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SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	At and for the Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2015	2014	2014	2014	2014

Net interest income	$5,531	5,505	5,350	5,248	4,825
Tax-equivalent adjustment	$94	94	96	99	98
Tax-equivalent net interest income	$5,625	5,599	5,446	5,347	4,923
Provision for loan loss	$350	150	150	150	-
Noninterest income	$3,596	3,164	3,809	3,295	2,559
Total revenue, tax-equivalent	$9,221	8,763	9,255	8,642	7,482
Noninterest expense	$6,644	6,364	6,888	6,627	6,079
Pre provision pretax income	$2,483	2,305	2,271	1,917	1,306
Pretax income	$2,133	2,155	2,121	1,767	1,306
Net income	$1,496	1,524	1,513	1,246	980
Income available to common shareholders	$1,271	1,524	1,513	1,246	980

PER SHARE INFORMATION:
Basic earnings per share	$0.26	0.31	0.31	0.26	0.20
Diluted earnings per share	$0.23	0.30	0.31	0.25	0.20
Common dividends	$0.045	0.045	0.040	0.040	0.035
Book value per common share	$12.18	11.96	12.36	12.10	11.78
Tangible book value per common share	$9.53	9.24	8.94	8.67	8.32
Market price per common share	$10.55	9.40	9.05	8.37	8.35

PERFORMANCE RATIOS:
Return on average assets	0.84%	0.89%	0.90%	0.76%	0.61%
Return on average common equity	7.82%	9.40%	10.14%	8.55%	6.88%
Return on avg. tangible common equity	13.03%	13.03%	14.09%	12.01%	9.89%
Efficiency ratio	72.20%	72.78%	74.60%	76.03%	80.55%
Earning asset yield	4.14%	4.18%	4.29%	4.16%	4.10%
Cost of interest bearing liabilities	0.49%	0.53%	0.76%	0.72%	0.74%
Net interest margin	3.64%	3.66%	3.58%	3.53%	3.39%
Tax equivalent effect	0.07%	0.07%	0.06%	0.07%	0.07%
Net interest margin - fully tax equivalent basis	3.71%	3.73%	3.64%	3.60%	3.46%

ASSET QUALITY RATIOS:
Gross charge-offs	$303	101	94	330	323
Recoveries	$11	9	90	21	85
Net charge-offs	$292	92	4	309	238
Nonaccruing loans/ Total loans	0.87%	0.93%	0.63%	0.79%	0.91%
Nonperforming loans/ Total loans	1.17%	1.16%	0.95%	1.12%	1.29%
Nonperforming assets/ Loans & OREO	1.21%	1.22%	1.06%	1.22%	1.41%
Nonperforming assets/ Total assets	0.86%	0.92%	0.81%	0.93%	1.05%
Allowance for loan loss/ Nonperforming loans	114.33%	112.98%	139.22%	115.82%	108.50%
Allowance for loan loss/ Total loans	1.33%	1.31%	1.33%	1.30%	1.40%
Net loan charge-offs/ Average loans (ann.)	0.23%	0.07%	N/M	0.25%	0.20%
Loan loss provision/ Net charge-offs	119.86%	163.04%	N/M	48.54%	0.00%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	88.50%	93.72%	94.52%	96.58%	90.46%
Equity/ Assets	10.74%	11.06%	9.07%	8.91%	8.89%
Tangible equity/ Tangible assets	6.64%	6.75%	6.73%	6.54%	6.44%

END OF PERIOD BALANCES
Total loans	$511,784	516,336	505,924	506,127	481,924
Total assets	$717,555	684,228	664,556	662,500	646,302
Deposits	$578,283	550,906	535,261	524,067	532,719
Stockholders equity	$77,100	75,683	60,266	59,010	57,435
Intangibles	$16,582	16,636	16,691	16,746	16,877
Preferred equity	$13,983	13,983	-	-	-
Tangible equity	$46,535	45,064	43,575	42,264	40,558
Full-time equivalent employees	198	190	195	193	197
Period end basic shares outstanding	4,881	4,875	4,875	4,875	4,874
Period end outstanding (Series A Converted)	1,451	1,451	-	-	-

AVERAGE BALANCES
Total loans	$516,004	516,517	512,151	500,167	476,553
Total earning assets	$605,956	600,851	598,223	594,256	569,524
Total assets	$711,100	687,674	673,213	658,108	646,864
Deposits	$568,885	551,906	534,841	531,786	524,145
Stockholders equity	$76,534	64,846	59,684	58,276	56,977
Intangibles	$16,609	16,664	16,719	16,811	17,347
Preferred equity	$13,983	1,398	-	-	-
Tangible equity	$45,942	46,784	42,965	41,465	39,630
Average diluted shares outstanding	6,379	5,044	4,900	4,893	4,894

9

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three Months Ended March 31, 2015 and 2014

($ in Thousands)	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$71,884	372	2.07%	$75,686	309	1.63%
Nontaxable securities	18,068	268	5.94%	17,285	265	6.14%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	516,004	5,628	4.36%	476,553	5,265	4.42%
Total earning assets	605,956	6,268	4.14%	569,524	5,839	4.10%

Cash and due from banks	53,781			26,880
Allowance for loan losses	(6,845)			(6,984)
Premises and equipment	14,399			13,547
Other assets	43,809			43,897
Total assets	$711,100			$646,864

Liabilities
Savings and interest bearing demand	$308,023	77	0.10%	$266,158	19	0.03%
Time deposits	163,903	418	1.02%	173,753	479	1.10%
Repurchase agreements & Other	16,644	5	0.12%	18,725	11	0.23%
Advances from Federal Home Loan Bank	30,000	92	1.23%	15,289	74	1.94%
Trust preferred securities	10,310	51	1.98%	20,620	333	6.46%
Total interest bearing liabilities	528,880	643	0.49%	494,545	916	0.74%

Non interest bearing demand	96,959		0.41%	84,234		0.63%
Other liabilities	8,727			11,108
Total liabilities	634,566			589,887

Equity	76,534			56,977
Total liabilities and equity	$711,100			$646,864

Net interest income (tax equivalent basis)		$5,625			$4,923

Net interest income as a percent of average interest-earning assets			3.71%			3.46%

10